                                                                    EXHIBIT 11.1
                                 BANCTEC, INC.

                      COMPUTATION OF NET INCOME PER SHARE

                              NINE MONTHS ENDED          FISCAL YEARS ENDED
                          --------------------------  -------------------------
                          DECEMBER 31,  DECEMBER 31,   MARCH 26,     MARCH 27,
                              1995          1994          1995         1994
                          ------------  ------------  ------------  -----------
PRIMARY:
Net income (loss).......  $(53,481,000) $(12,887,000) $(15,608,000) $22,729,000
                          ------------  ------------  ------------  -----------
Shares outstanding be-
 ginning of period......    19,681,429    19,634,486    19,634,486   18,372,336
Weighted average number
 of shares repurchased
 or held in treasury
 stock during the year..       (29,936)     (237,998)     (265,603)     (32,886)
Shares issued during the
 year and shares issued
 from assumed exercise
 of stock options
 reduced by the number
 of shares which could
 have been purchased
 with the proceeds from
 exercise of such
 options and unearned
 compensation on
 restricted stock
 awards.................       663,106       944,548       980,710    1,400,347
                          ------------  ------------  ------------  -----------
Weighted average number
 of shares outstanding
 as adjusted............    20,314,599    20,341,036    20,349,593   19,739,797
                          ------------  ------------  ------------  -----------
Primary net income
 (loss) per common and
 common equivalent
 share..................  $      (2.63) $      (0.63) $      (0.77) $      1.15
                          ============  ============  ============  ===========
FULLY DILUTED:
Net income (loss).......  $(53,481,000) $(12,887,000) $(15,608,000) $22,729,000
Add after tax interest
 expense applicable to
 the 7 1/4% convertible
 subordinated deben-
 tures..................     2,126,000     2,126,000     2,835,000    2,835,000
                          ------------  ------------  ------------  -----------
Net income (loss), as
 adjusted...............  $(51,355,000) $(10,761,000) $(12,773,000) $25,564,000
                          ============  ============  ============  ===========
Shares outstanding be-
 ginning of period......    19,681,429    19,634,486    19,634,486   18,372,336
Weighted average number
 of shares repurchased
 or held in treasury
 stock during the year..       (29,936)     (237,998)     (265,603)     (32,886)
Shares issued during the
 year and shares
 issuable from assumed
 exercise of stock
 options reduced by the
 number of shares which
 could have been
 purchased with the
 proceeds from exercise
 of such options and
 unearned compensation
 on restricted stock
 awards.................       696,416       944,548       980,710    1,507,737
                          ------------  ------------  ------------  -----------
Weighted average number
 of shares outstanding
 as adjusted excluding 7
 1/4% convertible subor-
 dinated debentures.....    20,347,909    20,341,036    20,349,593   19,847,187
                          ============  ============  ============  ===========
Fully diluted
 income(loss) per common
 and common equivalent
 share excluding 7 1/4%
 subordinated deben-
 tures..................  $      (2.63) $      (0.63) $      (0.77) $      1.15
                          ------------  ------------  ------------  -----------
Weighted average shares
 issuable assuming con-
 version of the 7 1/4%
 convertible subordi-
 nated debentures.......     1,821,920     1,821,920     1,821,920    1,821,920
Weighted average number
 of shares outstanding
 as adjusted............    22,169,829    22,162,956    22,171,513   21,669,107
                          ------------  ------------  ------------  -----------
Fully diluted net income
 (loss) per common and
 common equivalent
 share..................  $      (2.32) $      (0.49) $      (0.58) $      1.18
                          ============  ============  ============  ===========
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